Exhibit 23(m)(xiv) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K

                                   EXHIBIT C
                                     to the
                               Distribution Plan

                    FEDERATED WORLD INVESTMENT SERIES, INC.:

                    FEDERATED INTERNATIONAL HIGH INCOME FUND
                                 CLASS A SHARES

         This Exhibit C to the Distribution Plan is adopted as of the 15th day of November, 2007, by Federated World Investment Series, Inc. with respect to the Class A Shares of the portfolio of the Corporation set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05 of 1% of the average aggregate net asset value of the Class A Shares of Federated International High Income Fund held during the month.

         Witness the due execution hereof this 1st day of December, 2007.



                                     FEDERATED WORLD INVESTMENT SERIES, INC.


                                     By:  /s/ J. Christopher Donahue
                                     Name:  J. Christopher Donahue
                                     Title:  President











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